EXHIBIT H

December 11, 2020

European Investment Bank
Registration Statement pursuant to Schedule B of the Securities Act of 1933

Ladies and Gentlemen:

We have acted as United States counsel for the European Investment Bank (the “Bank”) in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a registration statement pursuant to Schedule B (the “Registration Statement”) of the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration under the Securities Act and the proposed issuance and sale on a delayed or continuous basis pursuant to Release Nos. 33-6240 and 33-6424 under the Securities Act of debt securities of the Bank in one or more series (the “Debt Securities”) to be issued from time to time under a fiscal agency agreement  (the “Fiscal Agency Agreement”), to be entered into by the Bank and a fiscal agent (the “Fiscal Agent”).

In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including the Treaty on the Functioning of the European Union, as amended and supplemented from time to time (the “TFEU”) and the Statute of the Bank, as amended and supplemented from time to time (the “Statute”), which is annexed to the TFEU as Protocol (No 5) on the Statute of the European Investment Bank.

In expressing the opinions set forth herein, we have assumed, with your consent and without independent investigation or verification, the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as duplicates or copies.  As to various questions of fact material to this opinion, we have relied upon representations of certain officials and other representatives of the Bank and documents furnished to us by the Bank without independent verification of their accuracy.

Based on the foregoing and subject to the qualifications set forth herein, and assuming that: (i) the Registration Statement and any supplements and amendments thereto (including post-effective amendments) will have become effective; (ii) the Registration Statement and any supplements and amendments thereto (including post-effective amendments) will be effective at the time the Debt Securities are offered or issued as contemplated by the Registration Statement; (iii) a prospectus supplement will have been prepared and filed with the Commission describing the Debt Securities offered thereby; (iv) all Debt Securities will be issued and sold in compliance with all applicable Federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement; and (v) a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Debt Securities offered or issued will have been duly authorized and validly executed and delivered by the Bank and the other parties thereto, we are of opinion that:

1.          With respect to the Debt Securities to be issued under the Fiscal Agency Agreement, when (A) the Fiscal Agent is qualified to act as Fiscal Agent under the Fiscal Agency Agreement, (B) the Fiscal Agency Agreement has been duly authorized, executed and delivered by the Bank and the Fiscal Agent, (C) the Bank has taken all necessary corporate action to approve the issuance and terms of the Debt Securities and the terms of the offering thereof, and (D) such Debt Securities have been duly and validly authorized by the Bank and executed, authenticated, issued and delivered in accordance with the provisions of the Fiscal Agency Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Bank upon payment of the consideration therefor provided for therein, such Debt Securities will be validly issued and will constitute legal, valid and binding obligations of the Bank, enforceable against the Bank in accordance with their terms.

2.          Each portion of the discussion under the caption “Taxation—United States Taxation” in the prospectus constituting a part of the Registration Statement that is referred to as the opinion of Cravath, Swaine & Moore LLP constitutes our opinion.

Our opinion is based upon existing statutory, regulatory and judicial authority, all of which may be changed at any time with retroactive effect.  Any change in applicable laws or the facts and circumstances surrounding the offering of the securities being registered on the Registration Statement, or any inaccuracy in the statements upon which we have relied, may affect the continuing validity of our opinion.  We assume no responsibility to inform you of any such change or inaccuracy that may occur or come to our attention.

We are admitted to practice in the State of New York, and we express no opinion as to matters governed by any laws other than the laws of the State of New York and the Federal laws of the United States of America.  In particular, we do not purport to pass on any matter governed by the laws of the European Union (including, without limitation, the TFEU and the Statute) or the laws of the member states of the European Union.

In rendering this opinion, we have assumed, without independent investigation, the correctness of, and take no responsibility for, the opinion, dated the date hereof, of the Bank, acting through its Legal Directorate, as to all matters of law covered therein relating to the laws of the European Union (including, without limitation, the TFEU and the Statute) and the laws of the member states of the European Union.

We hereby consent to the filing of this opinion with the Commission as Exhibit H to the Registration Statement.  We also consent to the references to this opinion in the Registration Statement and the references to our firm under the captions “Taxation—United States Taxation” and “Validity of the Securities” therein. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Cravath, Swaine & Moore LLP

European Investment Bank
98-100, boulevard Konrad Adenauer
L-2950 Luxembourg
Grand Duchy of Luxembourg

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